Exhibit 99.3

apei AMERICAN PUBLIC EDUCATION, INC.

March 2015 TICKER: APEI EXCHANGE: NASDAQ

American Public Education, Inc. (NASDAQ: APEI) is a leading education services provider founded to prepare adult learners for service and leadership in a diverse global economy. The Company offers respected, innovative and affordable educational programs and services to students, universities and partner organizations through wholly owned subsidiaries: American Public University System (APUS) and Hondros College, Nursing Programs. These institutions serve approximately 113,080 adult learners worldwide and offer more than 100 degree programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts.

American Public University System is accredited by the Higher Learning Commission (HLC) and a member of the North Central Association of Colleges and Schools (www.ncahlc.org, 312-263-0456). Hondros College, Nursing Programs is accredited by the Accrediting Council for Independent Colleges and Schools (ACICS), 750 First Street, NE Suite 980, Washington, DC 20002 (www.acics.org, 202-336-6780). HLC and ACICS are accrediting agencies recognized by the U.S. Department of Education and the Council for Higher Education Accreditation.

APEI Strategy

Our strategy builds on the core strengths of quality, affordability and innovation, which have helped establish our reputation for leadership and innovation. Moving forward, our plan is to continue expanding our presence in military, public service and civilian communities primarily through building relationships and referrals.

As the higher education landscape changes, we will promote the success of our students through technological innovation, expand our program offerings, especially in high-demand fields, and we will actively pursue promising new frontiers in education through strategic partnerships, investments and acquisitions.

Revenues


2014
$350,020
2013
$329,479
2012
$313,516
2011
$260,377
2010
$198,174

Net Income Attributable to Common Stockholders


2014
$40,877
2013
$42,034
2012
$42,323
2011
$40,757
2010
$29,868

Net Cash Provided by Operating Activities


2014
$61,030
2013
$59,414
2012
$52,924
2011
$70,438
2010
$47,078

Total Assets


2014
$297,904
2013
$271,655
2012
$237,603
2011
$198,891
2010
$141,839

Contact: Chris Symanoskie, Vice President, Investor Relations 703-334-3880 or csymanoskie@apus.edu

NOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in the company's filings with the U.S. Securities and Exchange Commission, www.sec.gov.

APUS American Public University System

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

Enrollment and Registrations

For the three months ended March 31,	2015	2014	% Change
Net Course Registrations by New Students	14,800	17,600	-16%
Net Course Registrations	99,600	105,800	-6%

As of March 31,	2015	2014	% Change
Active Student Enrollement	111,500	113,400	-2%

Net course registrations represent the aggregate number of *courses* for which students remain enrolled after the date by which they may drop a course without financial penalty.

Registrations by Primary Funding Source

For the three months ended March 31, 2015



- 33% Federal Student Aid (Title IV)
- 35% Department of Defense Tuition Assistance (TA)
- 20% Veteran's Benefits (VA)
- 12% Cash & Other Sources

Tuition

Combined tuition, fees, and books are roughly 17% less for **undergraduate students** than the average published in-state rates at a public university. Combined tuition, fees, and books are approximately 37% less for **graduate students** than the average published in-state rates at a public university.[1]

Enrollment by Degree Level



- 22% Associates
- 61% Bachelors
- 17% Masters

Enrollment by School



- 26% Business
- 9% Public Service & Health
- 18% Arts & Humanities
- 30% Security & Global Studies
- 13% Science, Technology, Engineering & Math
- 4% Education

At-A-Glance As of March 31, 2015

Avg. Age of Students: 33 years

Avg. Undergraduate Class Size: 19 students

Gender Ratio: 63% male/37% female

Avg. Courses Per Year: 3 Military/4 Civilian

Faculty: 420 Full-Time/1,830 Adjunct

Staff: 990 Full-Time/20 Part-Time

AMU & APU Graduates

47,000+ Alumni

45%+ of APUS undergraduate alumni return for second degree[2]

45%+ of APUS students referred by others

Hondros College of Nursing[3]

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Dayton, Columbus and Cleveland, Ohio.

Student Enrollment

As of March 31,	2015	2014	% Change
New Student Enrollment	460	400	15%
Total Student Enrollment	1,580	1,290	22%

Student enrollment represents the number of students enrolled in one or more courses after the date by which they may drop the course without financial penalty.

Approximate Cost (Tuition & Fees) of Degree Completion	
Licensed Practical Nurse	$18,645
Associate Degree in Nursing	$29,105
Bachelors Science of Nursing	$16,790

Enrollment by Program



- 50% Licensed Practical Nurse
- 39% Associate Degree in Nursing
- 11% Bachelors Science of Nursing

At-A-Glance As of March 31, 2015

Avg. Age of Students: 30 years

Gender Ratio: 92% female/8% male

Faculty: 100 Full-Time/40 Part-Time

Staff: 90 Full-Time

Graduates

800+ Alumni

1. For additional details, visit www.amu.apus.edu/tuition-and-finance/tuition-and-fees/
2. Represents returning undergraduate students from 2012 conferrals.
3. Hondros College, Nursing Programs was acquired by APEI, effective November 1, 2013.